UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2025
Date of Report (Date of earliest event reported)

Sempra
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California 92101	(619) 696-2000
(Address of principal executive offices) (Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Sempra Common Stock, without par value	SRE	New York Stock Exchange

Sempra 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Sempra Infrastructure Partners Equity Selldown

Purchase and Sale Agreement

On September 22, 2025, certain subsidiaries of Sempra entered into a purchase and sale agreement (the “PSA”) to sell 45% of the outstanding Class A Units and all the general partner interests of Sempra Infrastructure Partners, LP (“Sempra Infrastructure Partners”) to affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and indirect co-investor Canada Pension Plan Investment Board (collectively, the “KKR Partners”), for an aggregate base purchase price of $9.99 billion, subject to the adjustments described below. Affiliates of KKR are existing owners in Sempra Infrastructure Partners, and following consummation of the transactions, the KKR Partners will own 65% of the outstanding Class A Units of Sempra Infrastructure Partners. In this equity selldown discussion, references to “Sempra” are inclusive of its subsidiaries that hold its ownership interest in Sempra Infrastructure Partners.

Subject to adjustments described herein, the purchase price will be paid to Sempra as follows: (i) $4.65 billion will be paid in cash at the closing (the “Closing”); (ii) $4.14 billion plus interest compounded quarterly at 7.5% per annum (totaling $4.72 billion with principal and accrued interest unless paid early) will be due on December 31, 2027 under instruments backed by equity commitment letters (the “Instruments”); and (iii) $1.2 billion plus interest compounded quarterly at 8.5% per annum before January 1, 2031 and 10.0% per annum thereafter (totaling $2.24 billion with principal and accrued interest unless paid early) will be due seven years and 91 days after the Closing under promissory notes (the “Notes”). The Instruments and Notes will be issued by indirect equity holders of the KKR Partners and will be ranked behind senior debt incurred by subsidiaries of the issuers.

The purchase price is subject to adjustments for changes in net debt, net working capital and capital expenditures as of December 31, 2025, among others. The purchase price is subject to further adjustments for certain capital contributions by and distributions to Sempra in 2026 before the Closing. In addition, transaction fees of the KKR Partners of $337.5 million will be deducted from the purchase price at the Closing and a development credit of $340 million will be payable by Sempra over two years starting in 2026. The PSA also contemplates potential post-Closing purchase price adjustments based on the performance through 2028 of certain wind power facilities, and an adjustment payable by Sempra for capital expenditures related to Phase 1 of the Energía Costa Azul liquefaction project currently under construction (the “ECA LNG Phase 1 project”).

The parties have made customary representations and warranties and agreed to customary covenants that apply until the Closing, including, among others, approval rights substantially similar to those under Sempra Infrastructure Partners’ limited partnership agreement currently in effect (the “LPA”). The representations and warranties will not survive the Closing, subject to exceptions for fraud.

At Closing, Sempra and the KKR Partners will amend the $300 million promissory note issued by one of the KKR Partners in November 2021 to, among other things, extend its maturity date and increase its interest rate consistent with the Notes. Also at Closing, affiliates of Sempra will enter into an agreement to provide certain limited transition services to Sempra Infrastructure Partners until 2028.

The Closing is expected to occur in the second or third quarter of 2026, subject to expiration of the waiting period under the Hart-Scott-Rodino Act; receipt of applicable regulatory approvals, such as antitrust approvals in Mexico and approval by the Federal Energy Regulatory Commission; receipt of certain other third-party consents or waivers; the absence of a material adverse effect on Sempra Infrastructure Partners; the absence of specific downgrade events under certain financing arrangements; and other customary closing conditions. The Closing will not occur before March 31, 2026, and if the Closing has not occurred at that time, a “ticking fee” payable to Sempra of 0.625% per month on the aggregate base purchase price will accrue daily beginning April 1, 2026. If the KKR Partners fail to complete the Closing when all closing conditions are satisfied, Sempra will receive a termination fee of $414 million. Any party may generally terminate the PSA if the Closing has not occurred within 12 months after signing.

In connection with signing the PSA, Sempra expects to classify Sempra Infrastructure Partners in the third quarter of 2025 as held for sale, stop recording depreciation, and record income tax expense of approximately $500 million to (i) adjust deferred income tax liabilities related to outside basis differences in its investment in Sempra Infrastructure Partners, (ii) account for changes to state income tax apportionment, and (iii) account for valuation allowances against certain tax attribute carryforwards. The amount of this charge is based on certain assumptions and may differ substantially from the estimate stated above in the current quarter, in subsequent quarters and at the Closing due to, among other things, changes to current carrying values, changes in forecasted taxable income, purchase price adjustments, and changes to tax positions and other assumptions.

Post-Closing Limited Partnership Agreement

At the Closing, Sempra, the KKR Partners and a wholly owned affiliate of Abu Dhabi Investment Authority (“ADIA”) that is the other limited partner of Sempra Infrastructure Partners will enter into an amended and restated limited partnership agreement of Sempra Infrastructure Partners (the “A&R LPA”) to govern their respective rights and obligations. The A&R LPA provides that the KKR Partners will have the right to appoint four managers, Sempra will have the right to appoint two managers and ADIA will have the right to appoint one manager to the Sempra Infrastructure Partners board of managers. Matters are generally decided by majority vote based on the limited partners’ ownership percentages.

The KKR Partners collectively will generally have control of Sempra Infrastructure Partners as the 65% owner, subject to certain minority consent rights so long as the minority partners maintain specified ownership thresholds. Subject to exceptions and limitations, Sempra Infrastructure Partners will be prohibited from taking certain actions without Sempra’s prior approval, including, among others: (i) redeeming units or making distributions to its limited partners other than on a pro rata basis or as expressly permitted under the A&R LPA; (ii) under certain circumstances, transferring, disposing or issuing equity securities in any subsidiary undertaking or owning a project that has reached a positive final investment decision (“FID”) (iii) appointing a replacement Chief Executive Officer; (iv) approving certain capital expenditures; and (v) reaching positive FID on any project.

The A&R LPA requires Sempra Infrastructure Partners to distribute quarterly at least 85% of its and its subsidiaries’ distributable cash flow, subject to certain exceptions and reserves. Generally, distributions will be made to the limited partners on a pro rata basis in accordance with their respective ownership interests, except that the KKR Partners will be entitled to a post-Closing distribution of an additional 45% of the expansion true-up payment to be received by Sempra Infrastructure Partners described below under “PA LNG Phase 2 Project – Final Investment Decision”, reflecting their post-Closing incremental equity share in Sempra Infrastructure Partners. The A&R LPA also requires the limited partners to fund capital calls under certain circumstances, which vary depending on whether a project has reached positive FID. Sempra will continue to have substantially similar funding obligations under the A&R LPA as compared to the current LPA for cost overruns in certain projects, including the ECA LNG Phase 1 project and Phase 1 of the Port Arthur LNG liquefaction project (the “PA LNG Phase 1 project”), as described in the Form 8-Ks filed by Sempra with the U.S. Securities and Exchange Commission on April 5, 2021 (the “2021 Form 8-K”) and March 20, 2023. The remedies for failing to fund a required capital call generally remain the same as under the LPA, which are described in the 2021 Form 8-K.

If a project fails to receive the required limited partner approvals to achieve FID, the KKR Partners will be permitted to proceed with the project independently through a different investment vehicle or as a “Sole Risk Project” within Sempra Infrastructure Partners in exchange for “Sole Risk Interests.” The structure of Sole Risk Projects and Sole Risk Interests is described in the 2021 Form 8-K. The Guaymas-El Oro segment of the Sonora pipeline will continue to be owned by and a Sole Risk Project of Sempra, with property, plant and equipment, net, at the end of the second quarter of 2025 of approximately $400 million.

Under the A&R LPA, Sempra will be restricted from transferring its units before January 1, 2029. Any proposed transfer (other than a permitted transfer) by a minority partner to a third party will generally be subject to a right of first offer of the KKR Partners. The minority partners will have co-sale rights in respect of any transfer by the KKR Partners of over 50% of Sempra Infrastructure Partners’ equity interests. The KKR Partners will have customary drag-along rights in connection with any sale of Sempra Infrastructure Partners, provided that the minority partners obtain minimum return thresholds. The A&R LPA includes customary registration rights for the limited partners in the event of an initial public offering of Sempra Infrastructure Partners.

PA LNG Phase 2 Project

Final Investment Decision

On September 22, 2025, Sempra Infrastructure Partners approved a positive FID with respect to the development, construction and operation of the second phase of the Port Arthur LNG liquefaction project, which is expected to have a nameplate capacity of approximately 13 million tonnes per annum (“Mtpa”) and include two liquefied natural gas (“LNG”) trains, one LNG storage tank and associated facilities and infrastructure (the “PA LNG Phase 2 project”). Commercial operations for the third and fourth LNG trains of the full Port Arthur facility project are expected to commence in 2030 and 2031, respectively. The total currently estimated capital expenditures for the project are approximately $14 billion, including, among other items, project contingency and an approximately $2 billion true-up payment to the PA LNG Phase 1 project to acquire a 50% interest in the common facilities.

Subject to the terms of the investor equity subscription described below, Sempra Infrastructure Partners and its subsidiaries will own and operate the PA LNG Phase 2 project. Definitive 20-year agreements for an aggregate of 10 Mtpa of LNG offtake with (i) ConocoPhillips Marketing & Trading International LLC, (ii) a subsidiary of Sempra Infrastructure Partners, (iii) JERA Co, Inc. and (iv) EQT LNG Trading LLC became effective upon reaching FID for the project. In addition, a subsidiary of Sempra Infrastructure Partners has entered into offtake agreements for excess quantities of LNG, which includes an offtake agreement for a 30-year term to the extent of incremental amounts produced above 10 Mtpa up to an additional 0.75 Mtpa. The PA LNG Phase 2 project has contracted for capacity on a 240-mile Mustang Express Pipeline, for which Sempra provided certain equity commitments subject to rights to transfer such commitments to third parties; Sempra expects the entire amount of these commitments to be transferred to third parties before funding.

Investor Equity Subscription

On September 22, 2025, a subsidiary of Sempra Infrastructure Partners that is an indirect owner of the PA LNG Phase 2 project (“JVCo”) issued an aggregate of 49.9% of its equity interests to a consortium led by Blackstone Credit & Insurance (collectively, the “Investor Members”) for immediately funded capital contributions of $3.4 billion and an additional $3.6 billion of capital contributions to be paid on a pre-determined funding schedule. A Sempra Infrastructure Partners subsidiary (the “JVCo Member”) was issued the remaining 50.1% of JVCo’s equity interests.

Under JVCo’s limited liability company agreement, a majority of the board of managers will be appointed by the JVCo Member, subject to certain approval rights of the Investor Members. Distributions from JVCo will initially be made at 59.9% to the Investor Members and 40.1% to the JVCo Member and are subject to adjustment in certain circumstances. Under the limited liability company agreement, Sempra Infrastructure Partners will make certain capital contribution commitments to the JVCo Member in an aggregate amount of up to $7.8 billion to fund the JVCo Member’s share of budgeted costs of construction of the PA LNG Phase 2 project.

Upon the occurrence of certain events, including a failure to complete the PA LNG Phase 2 project by a specified date, extended incidents of operational underperformance, or termination of LNG offtake contracts that have not been replaced, an affiliate of Sempra Infrastructure Partners will be required to pay a lump-sum payment to the Investor Members that is generally calculated based on the Investor Members’ capital contributions to the PA LNG Phase 2 project. After making any such payment, the JVCo Member will have the right to purchase the equity interests held by the Investor Members and then become the sole owner of the PA LNG Phase 2 project.

Item 7.01 Regulation FD Disclosure.

On the date of this filing, Sempra distributed a slide presentation containing information about the transactions described in this report. A slide from that presentation detailing the purchase price payments and adjustments for the Sempra Infrastructure Partners equity selldown as described above is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing of Sempra, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Presentation slide distributed September 23, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

In this report, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro-forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: counterparty risk with respect to Closing and post-Closing payments; the ability to satisfy the conditions to Closing, including the receipt of regulatory and other approvals; the ability to achieve the anticipated benefits of the transactions described herein; the effects on such transactions of industry, market, economic, political or regulatory conditions outside of Sempra’s control; the effects on such transactions of disruptions to Sempra Infrastructure Partners’ businesses; transaction costs and purchase price adjustments; transaction-related tax and accounting impacts; the diversion of management time on transaction-related issues; decisions, audits, investigations, inquiries, regulations, denials or revocations of permits, consents, approvals or other authorizations and other actions, including the failure to honor contracts and commitments, by the (i) Comisión Nacional de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business; the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, including risks related to (i) being able to make a final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments; changes to our capital expenditure plans and their potential impact on rate base or other growth; changes, due to evolving economic, political and other factors, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries, and (ii) laws and regulations, including those related to tax and the energy industry in the U.S. and Mexico; litigation, arbitration, property disputes and other proceedings; cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation; the impact on Sempra Infrastructure Partners’ ability to pass through higher costs to customers due to volatility in inflation, interest rates, foreign currency exchange rates and commodity prices and the imposition of tariffs; the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of natural gas, including disruptions caused by failures in pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure and Sempra Infrastructure Partners are not the same company as Sempra’s California utilities, San Diego Gas & Electric Company or Southern California Gas Company, and none of Sempra Infrastructure, Sempra Infrastructure Partners nor any of its subsidiaries is regulated by the California Public Utilities Commission.

None of the website references in this report are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA,
(Registrant)

Date: September 23, 2025	By: /s/ Dyan Z. Wold
Dyan Z. Wold Vice President, Controller and Chief Accounting Officer